Exhibit 99.8

PRELIMINARY PROXY CARD

Cantor Equity Partners, Inc.

YOUR VOTE IS IMPORTANT

EXTRAORDINARY GENERAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CANTOR EQUITY PARTNERS, INC. (“CEP”)

The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice of Extraordinary General Meeting of Shareholders of Cantor Equity Partners, Inc. (the “Notice”) and the Proxy Statement/Prospectus (the “Proxy Statement”), and hereby appoints Brandon Lutnick and Jane Novak, and each of them independently, with full power of substitution, as proxies to vote the shares of CEP that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting (the “Meeting”) of the shareholders of CEP to be held at the offices of Ellenoff Grossman & Schole LLP at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105 and virtually on December 3, 2025, at 10:00 a.m., Eastern Time, accessible at https://www.cstproxy.com/cantorequitypartners/2025 or at such other time, on such other date and at such other place to which the Meeting may be adjourned or postponed. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxies’ discretion on such other matters as may properly come before the Meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on December 3, 2025, at 10:00 a.m., Eastern Time: The Notice and the accompanying Proxy Statement are available at https://www.cstproxy.com/cantorequitypartners/2025.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS, IF PRESENTED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

(Continued and to be marked, dated and signed on reverse side)

[PRELIMINARY COPY-SUBJECT TO COMPLETION]

PROXY

CANTOR EQUITY PARTNERS, INC.

THE BOARD OF DIRECTORS OF CANTOR EQUITY PARTNERS, INC. RECOMMENDS A VOTE
“FOR” PROPOSALS 1 THROUGH 6.

(1)	Proposal 1 – The Business Combination Proposal – to approve and adopt the Business Combination Agreement (as amended, restated or otherwise modified from time to time, the “Business Combination Agreement”), dated as of April 22, 2025, by and among CEP, Twenty One Capital, Inc., a Texas corporation (“Pubco”), Twenty One Merger Sub D, a Cayman Islands exempted company and wholly owned subsidiary of Pubco (“CEP Merger Sub”), Twenty One Assets, LLC, a Delaware limited liability company (the “Company” or “Twenty One”), Tether Investments, S.A. de C.V., an El Salvador sociedad anónima de capital variable (“Tether”), iFinex, Inc., a British Virgin Islands company (“Bitfinex” and, together with Tether, the “Sellers”) and, solely for certain limited purposes, Stellar Beacon LLC, a Delaware limited liability company (“SoftBank”), pursuant to which (a) CEP will merge with and into CEP Merger Sub, with CEP Merger Sub continuing as the surviving company (the “CEP Merger”), and (b) at least two hours after the CEP Merger, the Company will merge with and into CEP Merger Sub C, Inc., a Delaware corporation and an indirect subsidiary of CEP (“Company Merger Sub”), with Company Merger Sub continuing as the surviving company (the “Company Merger,” and together with the CEP Merger, the “Mergers,” and together with the transaction contemplated by the Business Combination Agreement and the Ancillary Agreements (the “Business Combination”).

☐	FOR	☐	AGAINST	☐	ABSTAIN

(2)	Proposal 2 – The Merger Proposal – to approve and authorize the CEP Merger and the plan of merger for the CEP Merger to be entered into by CEP Merger Sub, CEP and Pubco (the “CEP Plan of Merger”).

☐	FOR	☐	AGAINST	☐	ABSTAIN

(3)	Proposal 3 – The NTA Proposal – to approve an amendment (the “NTA Amendment”) to the Amended and Restated Memorandum and Articles of Association of CEP (the “CEP Memorandum and Articles”), which shall be effective upon the consummation of the Business Combination, to remove from the CEP Memorandum and Articles the limitation that CEP shall not consummate an initial business combination if it would cause its net tangible assets to be less than $5,000,001 either immediately prior to or upon the consummation of an initial business combination.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(4)	Proposal 4 – The Organizational Documents Proposals – to consider and vote, on a non-binding advisory basis, upon separate proposals to approve the material differences between the CEP Memorandum and Articles and the Amended and Restated Pubco Charter and Pubco’s Amended and Restated Bylaws (the “Proposed Organizational Documents”), specifically to approve:

●	Proposal A: to change the size and composition of the board of directors to seven (7) directors, whose composition will be governed by the terms and conditions pursuant to the Governance Agreement to include four (4) directors initially designated by Tether, with at least two (2) qualifying as independent directors under the rules of Nasdaq or any other national securities exchange, two (2) directors initially designated by SoftBank, with at least one (1) qualifying as an independent director under the rules of Nasdaq or any other national securities exchange; and the Chief Executive Officer of Pubco.

☐	FOR	☐	AGAINST	☐	ABSTAIN

●	Proposal B: the Proposed Organizational Documents will provide for an unclassified Pubco Board.

☐	FOR	☐	AGAINST	☐	ABSTAIN

●	Proposal C: the Proposed Organizational Documents will require that the Pubco Board is elected by a plurality of the votes cast by holders of shares of Pubco Class B Stock (being all the shares entitled to vote at the election of directors, until all shares of Pubco Class B Stock are canceled) at a meeting of the shareholders at which a quorum is present.

☐	FOR	☐	AGAINST	☐	ABSTAIN

●	Proposal D: the Proposed Organizational Documents will provide that special meetings of the shareholders may be called at any time by the President of Pubco, by the Pubco Board, or by the holders of at least thirty percent (30%) of shares of Pubco Class B Stock (being all the shares entitled to vote at the election of directors, until all shares of Pubco Class B Stock are canceled).

☐	FOR	☐	AGAINST	☐	ABSTAIN

●	Proposal E: the Proposed Organizational Documents will provide that a quorum of the Pubco Board shall be the presence of a majority of directors, whose composition will be governed by the terms and conditions of the Governance Agreement, including: (a)(i) at least two (2) directors appointed by Tether, if Tether and Bitfinex are entitled to designate for nomination at least two (2) individuals to the Pubco Board or (ii) one (1) director appointed by Tether, if Tether and Bitfinex are entitled to designate for nomination at least one (1) individual to the Pubco Board; (b) one (1) director by SoftBank, if SoftBank is entitled to designate for nomination one (1) or more individuals to the Pubco Board; and (c) one (1) independent director (who, for the avoidance of doubt, may also be a director appointed by Tether or SoftBank included for the purposes of prongs (a) and (b), as applicable). The act of such directors present at a meeting shall be the act of the Pubco Board. In the event that a quorum of the Pubco Board is not met, Pubco shall take all necessary action to adjourn the meeting of the Pubco Board to no later than seven (7) calendar days after the date on which the meeting was initially scheduled to be held. If a quorum is not met at such second board meeting, Pubco shall take all necessary action to adjourn the meeting of the Pubco Board for an additional seven (7) calendar days, provided that any number of directors present at such third board meeting shall constitute a valid quorum; provided, further, that the directors at such third board meeting represent a majority of members of the Pubco Board.

☐	FOR	☐	AGAINST	☐	ABSTAIN

●	Proposal F: the Proposed Organizational Documents will provide that (a) Pubco must give written notice to shareholders entitled to vote at a meeting not less than ten (10) and not more than sixty (60) days before the date of such meeting, with such notice complying with any other requirements set by law; and regarding a fundamental business transaction, as defined by Texas law, not later than twenty-one (21) days prior to the meeting, and (b) at an annual meeting of the shareholders, shareholder proposals must be brought, among other things, (i) pursuant to Pubco’s proxy materials with respect to such meeting; (ii) by or at the direction of the Pubco Board; or (iii) by a shareholder of Pubco who (A) is a shareholder of record at the time of the giving of the notice, (B) is entitled to vote at such meeting and (C) has timely complied in proper written form with the notice procedures set forth in the Amended and Restated Bylaws. Additionally, at an annual meeting, a shareholder’s notice must be timely received by the secretary of Pubco in compliance with the procedures as set forth in the Amended and Restated Bylaws.

☐	FOR	☐	AGAINST	☐	ABSTAIN

●	Proposal G: the Proposed Organizational Documents will provide for an exclusive forum for any filing, adjudication and trial of any action as set forth in the Amended and Restated Certificate of Formation, of the Business Court in the Eighth Business Court Division of the State of Texas (provided that if the Business Court determines that it lacks jurisdiction, the United States District Court for the Northern District of Texas, Dallas Division or, if the such federal court lacks jurisdiction, the state district court of Dallas County, Texas); provided that this exclusive forum shall not apply to direct claims under the Securities Act, as amended, or the Exchange Act, as amended, or the rules and regulations thereunder.

☐	FOR	☐	AGAINST	☐	ABSTAIN

●	Proposal H: the Proposed Organizational Documents will provide for a jury trial waiver for “internal entity claims” as defined in Section 2.115 of the Texas Business Organizations Code (“TBOC”). Pubco and each shareholder, director, and officer of Pubco irrevocably and unconditionally waives any right that Pubco or such person may have to a trial by jury in any legal action, proceeding, cause of action, counterclaim, cross-claim or third-party claim arising out of or relating to any “internal entity claim” as that term is defined in section 2.115 of the TBOC, and each shareholder of Pubco agrees that such shareholder’s holding or acquisition of shares of stock of Pubco or, to the extent permitted by law, options or rights to acquire shares of stock of Pubco following the adoption of the Amended and Restated Certificate of Formation of Pubco constitutes such shareholder’s intentional and knowing waiver of any right to trial by jury with respect to such claims.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(5)	Proposal 5 – The Nasdaq Proposal – to approve a proposal for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the issuance of (i) shares of Pubco Stock in connection with the Business Combination, (ii) the Class A Ordinary Shares of CEP, par value $0.0001 per share (the “CEP Class A Ordinary Shares”) issuable in repayment of the Sponsor Loan, (iii) Equity PIPE Shares, and (iv) additional shares of Pubco Stock that will, upon Closing, be reserved for issuance (a) upon conversion of the Convertible Notes issued pursuant to the Convertible Notes Subscription Agreements, the Sponsor Convertible Notes Subscription Agreement, the Securities Exchange Agreement and the PIPE Engagement Letter and (b) pursuant to the Incentive Plan, to the extent such issuances would require shareholder approval under Nasdaq Rule 5635.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(6)	Proposal 6 – The Adjournment Proposal – to approve a proposal to adjourn the Meeting to a later date or dates, if it is determined by CEP additional time is necessary or appropriate to complete the Business Combination or for any other reason.

☐	FOR	☐	AGAINST	☐	ABSTAIN

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature _________________	Signature, if held jointly _________________	Date _________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.

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